UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2005
STRATAGENE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50786	33-0683641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11011 North Torrey Pines Road, La Jolla, California (Address of Principal Executive Offices)	92037 (Zip Code)
Registrant’s telephone number, including area code: (858) 373-6300

(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Current Report on Form 8-K is filed by Stratagene Corporation, a Delaware corporation (the “Company”), in connection with the matters described herein.
Item 1.01. Entry into a Material Definitive Agreement.
     On October 24, 2005, Stratagene California, a wholly owned subsidiary of the Company formerly known as Stratagene (“Stratagene”), entered into a Waiver and Settlement Agreement (the “2005 Agreement”) with Cambridge Antibody Technology Limited (“CAT”), The Medical Research Council (“MRC”) and The Scripps Research Institute (“Scripps”). The 2005 Agreement modifies the terms of a prior settlement agreement among the parties that resolved certain patent related matters and addresses the rights of Stratagene, the MRC and Scripps to share in monies received or receivable by CAT with respect to the sales of Humira® by Abbott Laboratories (“Abbott”) and its licensees.
     The 2005 Agreement provides that CAT will make a lump sum payment to Stratagene, the MRC and Scripps in the fourth quarter of fiscal 2005. Additionally, CAT will make five annual payments to Stratagene, the MRC and Scripps from 2006 through 2010, contingent on the continued sale of Humira®. These payments will satisfy in full the rights of Stratagene, the MRC and Scripps with respect to the Humira® collaboration. Stratagene expects to recognize approximately $23.6 million in pre-tax income from the lump sum payment, or approximately $14.6 million after taxes, in the fourth quarter of 2005. In addition, Stratagene has the right to realize approximately $0.8 million during the years 2006 to 2010 if commercial sales of Humira® are continuing. In addition to the settlement of the obligations related to Humira®, the parties agreed to a revised royalty rate on Abbott’s other fully human antibody that neutralizes human IL-12, which was also developed in collaboration with CAT. This antibody is referenced as ABT-874 by Abbott and is in Phase II trials. Stratagene cannot predict the likelihood or amount of income that may be realized by Stratagene as a result of the commercialization of this product in the future.
     The Company issued a press release relating to the 2005 Agreement and the net income effect to Stratagene as a result of the settlement on October 26, 2005. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
Number	Description of Exhibit

99.1	Press Release issued by Stratagene Corporation on October 26, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2005	STRATAGENE CORPORATION
	By:	/s/ STEVE R. MARTIN
		Name:	Steve R. Martin
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release issued by Stratagene Corporation on October 26, 2005